Exhibit 5.1

812 SAN ANTONIO STREET SUITE 600 AUSTIN, TEXAS 78701

TEL 512 • 583 • 5900
FAX 512 • 583 • 5940

April 25, 2019

Red River Bancshares, Inc.

1412 Centre Court Drive, Suite 402

Alexandria, Louisiana 71301

Re:	Red River Bancshares, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Red River Bancshares, Inc., a Louisiana corporation (“Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (Registration No. 333-230798), as initially filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), on April 10, 2019 (and, as thereafter amended, the “Registration Statement”), relating to the registration of the offering for sale by the Company and the selling shareholders identified in the Registration Statement (“Selling Shareholders”) of an aggregate amount of 690,000 shares (“Shares”) of the Company’s common stock, no par value per share (“Common Stock”), which includes 663,320 Shares offered for sale by the Company, 90,000 of which are issuable pursuant to the underwriters’ over-allotment option, and 26,680 Shares offered for sale by the Selling Shareholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation of the Company, as amended to date and currently in effect, (c) the Bylaws of the Company, as amended to date and currently in effect, (d) the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement, pursuant to which the Shares are to be sold, and (e) certain resolutions of the Board of Directors of the Company relating to the transactions described in the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In addition, we have assumed that the Registration Statement, and any amendments thereto, have become effective under the Securities Act.

Red River Bancshares, Inc.

April 25, 2019

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued and sold by the Company, when issued, sold, delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, and (2) the Shares to be sold by the Selling Shareholders are validly issued, fully paid and nonassessable.

This opinion is based on the laws of the State of Louisiana, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP